Exhibit 3.24

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

CASCADES PAPERBOARD INTERNATIONAL INC.	384894-9

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:
a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;
Je certifie que les statuts de la société susmentionnée ont été modifiés:
☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à 1’avis ci-joint;

☐	b)	en vertu de 1’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

☑	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

☐	d)	en vertu de 1’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw Richard G. Shaw	September 18, 2007 / le 18 septembre 2007 Date of Amendment - Date de modification
Director - Directeur

Informal English translation of the Certificate of Amendment of Cascades Paperboard International Inc., filed with Industry Canada on September 18, 2007.
[Logo] Industry Canada
Corporations Canada
Articles of Amendment
(Article 27 or 177 of the Canada Business Corporations Act (CBCA))
1. Corporation name
CASCADES BOXBOARD GROUP INC./ CASCADES GROUPE CARTON PLAT INC.
2. Corporation number
384894-9
3. The articles are amended as follows:
(Please note that more than one section can be filled out)
A. The corporation changes its name to:
CASCADES PAPERBOARD INTERNATIONAL INC.
B. The corporation changes the province or territory in Canada where the registered office is situated to: (Do not indicate the full address)
C. The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options)
Minimum:           Maximum:
D. Other changes: (e.g. to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify.
4. Declaration
I hereby certify that I am a director or an officer of the corporation.
/s/ Nathalie Théberge
Nathalie Théberge
(819) 363-5116
RECEIVED TIME: SEP. 18.       8:59AM